UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

COLONY CREDIT REAL ESTATE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 9, 2018, Sujan S. Patel resigned from all positions he held with Colony Credit Real Estate, Inc. (the “Company”) and its subsidiaries, including Mr. Patel’s position as Chief Financial Officer and Treasurer of the Company, in order to pursue other opportunities. Such resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 9, 2018, the Board of Directors of the Company unanimously approved the appointment of (i) Neale W. Redington as Chief Financial Officer and Treasurer of the Company and (ii) Frank V. Saracino to replace Mr. Redington as Chief Accounting Officer, effective immediately.

The following is a brief biographical summary for each of Mr. Redington and Mr. Saracino.

Neale W. Redington, age 52, previously served as the Chief Accounting Officer of the Company between January 2018 and November 2018. In addition, Mr. Redington serves as Managing Director and the Chief Accounting Officer of Colony Capital, Inc. (“Colony Capital”), where he is responsible for financial accounting and reporting for firm-sponsored investments and related affiliates and subsidiaries of Colony Capital. Prior to joining the predecessor Colony Capital business in 2008, Mr. Redington was an audit partner in the real estate and hospitality practice of Deloitte & Touche LLP. During his twenty years with Deloitte, Mr. Redington worked in both London and Los Angeles. Mr. Redington, a Certified Public Accountant (license inactive) and a Chartered Accountant in England & Wales, received a Bachelor of Commerce in Accounting degree with Honors from the University of Birmingham in England.

Frank V. Saracino, age 52, serves as Managing Director at Colony Capital where his responsibilities include financial accounting and reporting for Colony Capital managed non-listed real estate investment trusts and registered closed-end investment reporting companies as Chief Financial Officer. Prior to joining a predecessor of the Colony business in 2015, Mr. Saracino was a Managing Director with Prospect Capital Corporation where he served from inception as Chief Financial Officer of its real estate investment trust subsidiaries and registered closed-end investment companies. From 2008 to 2012, Mr. Saracino was a Managing Director and America’s co-head of finance at Macquarie Group, and 2004 to 2008 he was Chief Accounting Officer of eSpeed, Inc., a publicly-traded subsidiary of Cantor Fitzgerald. Mr. Saracino started his career at Coopers & Lybrand where he earned a CPA, and subsequently worked in corporate finance at Deutsche Bank. Mr. Saracino holds a Bachelor of Science degree from Syracuse University.

Item 7.01. Regulation FD Disclosure.

On November 9, 2018, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2018	COLONY CREDIT REAL ESTATE, INC.

	By:	/s/ David A. Palamé
David A. Palamé
General Counsel and Secretary